EXHIBIT D
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                             AMENDMENT NO. 1 TO THE
                          INVESTMENT ADVISORY AGREEMENT

This Amendment No. 1 dated as of May 17, 2000 is entered into by Gabelli Funds, LLC (the "Adviser") and the Gabelli International Growth Fund, Inc. (the "Fund").

         WHEREAS, the predecessor to the Adviser and the Fund entered into an Investment Advisory Agreement dated as of June 28, 1995 (the "Investment Advisory Agreement"); and

         WHEREAS, the Adviser and the Fund wish to amend the Investment Advisory Agreement to reflect the change in the identity of the Adviser;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The name "Gabelli Funds, Inc." in the Investment Advisory Agreement is hereby deleted in all places where it appears and replaced with the name "Gabelli Funds, LLC".

2. The Investment Advisory Agreement shall remain in full force and effect in all other respects.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date and year first written above.


GABELLI INTERNATIONAL GROWTH FUND, INC.            GABELLI FUNDS, LLC


By:  /S/ JAMES E. MCKEE                            By: /S/ BRUCE N. ALPERT
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